UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2024

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Holcombe Blvd, Suite BCM-A, MS: BCM251 Houston,Texas	77021
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2024, Marker Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with various investors for a private placement that is expected to provide gross proceeds of $16.1 million, before deducting placement agent fees and other expenses. In connection therewith, the Company is expected to sell 5,031,250 shares of its common stock (or pre-funded warrants in lieu thereof) and accompanying warrants to purchase up to 5,031,250 shares of common stock, at a purchase price of $3.20 per share (or $3.199 per pre-funded warrant in lieu thereof). The pre-funded warrants and the accompanying warrants will be exercisable upon shareholder approval, in compliance with Nasdaq rules and regulations, and have a term of five years commencing upon shareholder approval. The pre-funded warrants will be exercisable at a price of $0.001 per share and the accompanying warrants will have an exercise price of $4.03 per share. In connection therewith, at the closing of the private placement, the Company is anticipated to enter into a registration rights agreement, pursuant to which the Company will be obligated to register the resale of the shares of common stock issued in the offering along with the shares of common stock underlying the pre-funded warrants and the common warrants. Additionally, at the closing, the Company will enter into voting agreements with certain shareholders pursuant to which they will agree to vote in favor of the approval of the shares to be issued in the offering. The transaction is expected to close on December 23, 2024, subject to the satisfaction of customary closing conditions.

Item 8.01.	Other Information

On December 19, 2024, the Company issued a press release providing a clinical update on MT-601, in patients with relapsed lymphoma. MT-601 is the Company’s lead product. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Additionally, on December 19, 2024, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated December 19, 2024
99.1	Press release, dated December 19, 2024.
99.2	Press release, dated December 19, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: December 19, 2024	By:	/s/ Juan Vera
Juan Vera
President and Chief Executive Officer